UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

Celator Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36179	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 PrincetonSouth Corporate Center, Suite 180

Ewing, New Jersey 08628

(Address of principal executive offices, including zip code)

(609) 243-0123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed in the Current Report on Form 8-K filed by Celator Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2016, the Company entered into an Agreement and Plan of Merger, dated as of May 27, 2016 (as amended from time to time, the “Merger Agreement”), among the Company, Jazz Pharmaceuticals plc, an Irish public limited company (“Parent”), and Plex Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on June 10, 2016, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Shares”), at a purchase price of $30.25 per Share (the “Offer Price”), net to the seller in cash, without interest (less any required withholding taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended or supplemented from time to time), and in the related Letter of Transmittal (as it may be amended or supplemented from time to time) filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Schedule TO originally filed with the SEC by Purchaser and Parent on June 10, 2016.

Item 1.02. Termination of a Material Definitive Agreement.

On July 12, 2016, in connection with the Merger (as defined below), the Company (i) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Loan and Security Agreement, between Hercules Technology Growth Capital, Inc. and the Company, dated May 9, 2014, as amended April 25, 2016 (the “Loan Agreement”), and (ii) terminated all commitments under the Loan Agreement, except for certain indemnification obligations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 12, 2016, Parent announced the completion of the Offer. The Offer expired one minute following 11:59 p.m., New York City time on July 11, 2016 (the “Expiration Time”). According to American Stock Transfer & Trust Company, the depositary for the Offer (the “Depositary”), as of the Expiration Time, a total of 36,516,173 Shares had been validly tendered (and not validly withdrawn) from the Offer, representing approximately 81.13% of the outstanding Shares as of the Expiration Time. In addition, the Depositary advised that Notices of Guaranteed Delivery have been delivered with respect to 2,016,237 additional Shares, representing approximately 4.48% of the outstanding Shares as of the expiration of the Offer. The number of Shares validly tendered and not validly withdrawn (excluding all Shares delivered pursuant to guaranteed delivery instructions for which certificates have not yet been delivered) pursuant to the Offer satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the Expiration Time, and payment of the Offer Price for such Shares will be made as promptly as reasonably practicable in accordance with the terms of the Offer.

On July 12, 2016, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Upon completion of the Merger (the “Effective Time”), the Company became an indirect wholly-owned subsidiary of Parent. As of the Effective Time, each issued and outstanding Share (other than Shares that were held by any stockholders who properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL) was converted into the right to receive the Offer Price, in cash and without interest (the “Merger Consideration”) except for Shares held by the Company, Parent or Purchaser, which Shares were canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor.

Each option to purchase Shares (a “Company Option”) that was outstanding and unexercised as of immediately prior to the Effective Time, was canceled as of the Effective Time (to the extent not exercised prior to the Effective Time), and the holder thereof became entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the exercise price per Share under such Company Option by (ii) the total number of Shares subject to such Company Option.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $1.5 billion. Parent and Purchaser used cash and available borrowing capacity under existing and amended credit facilities to consummate the Offer, the Merger, and the other transactions contemplated by the Merger Agreement, and to pay all fees and expenses in connection therewith.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 31, 2016, and is incorporated herein by reference.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 12, 2016, in connection with the consummation of the Merger, the Company notified The NASDAQ Capital Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Shares on NASDAQ be halted prior to market open on July 12, 2016 and that such trading be suspended and the listing of the Shares on NASDAQ be removed, in each case, prior to market open on July 12, 2016. In addition, the Company requested that NASDAQ file with the SEC an application on Form 25 to delist the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information disclosed in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in the Introduction, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 5.01. Change in Control of Registrant.

As a result of the completion of the Offer, a change of control of the Company occurred. Upon the consummation of the Merger, the Company became an indirect wholly-owned subsidiary of Parent.

The information disclosed in the Introduction, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference to this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, (i) the directors of Purchaser immediately prior to the Effective Time, as set forth below, became the directors of the Company until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Michael R. Dougherty, Scott T. Jackson, Joseph A. Mollica, Jean-Pierre Bizzari, Richard S. Kollender, Joseph M. Lobacki, Scott Morenstein and Nicole Vitullo ceased serving as directors of the Company and (ii) the officers of Purchaser immediately prior to the Effective Time, as set forth below, became the officers of the Company until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Michael R. Dougherty, Scott T. Jackson, Lawrence Mayer, and Fred M. Powell ceased serving as executive officers of the Company.

Bruce C. Cozadd	President and Director
Karen Smith	Vice President and Director
Matthew P. Young	Treasurer and Director
Suzanne S. Hooper	Secretary

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, (i) the Company’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”) as set forth in Exhibit 3.1 to this Current Report on Form 8-K and (ii) the Purchaser’s by-laws, as in effect immediately prior to the Effective Time became the by-laws of the Company (the “By-laws”), except that references to the name of Purchaser were replaced by the name of the Company.

Copies of the Amended and Restated Certificate of Incorporation and the By-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference to this Item 5.03.

Item 8.01. Other Events.

On July 12, 2016, Parent issued a press release relating to the expiration and results of the Offer. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated May 27, 2016, among Parent, Purchaser and the Company

(incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2016).

3.1*	Amended and Restated Certificate of Incorporation of Celator Pharmaceuticals, Inc.

3.2*	By-laws of Celator Pharmaceuticals, Inc.

99.1*	Press Release issued by Parent on July 12, 2016.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

/s/ Fred M. Powell
Name:	Fred M. Powell
Title:	Vice President and Chief Financial Officer

Date: July 12, 2016